UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2013

US AIRWAYS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8444	54-1194634
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Rio Salado Parkway Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 693-0800

N/A

(Former name or former address if changed since last report.)

US AIRWAYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8442	53-0218143
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Rio Salado Parkway Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 693-0800

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 23, 2013 (the “Term Loan Closing Date”), US Airways, Inc. (“US Airways”) entered into a term loan credit facility (the “New Credit Facility”) among US Airways, as borrower, US Airways Group, Inc. (“US Airways Group”) and certain subsidiaries of US Airways Group (other than the borrower) party to the agreement from time to time, as guarantors, Citicorp North America, Inc., as Administrative Agent, the lenders party to the agreement from time to time, Citigroup Global Markets Inc., as Joint Lead Arranger and Joint Bookrunner, Barclays Bank PLC, as Joint Lead Arranger, Joint Bookrunner and Syndication Agent, Morgan Stanley Senior Funding, Inc., as Joint Bookrunner and Documentation Agent and Goldman Sachs Bank USA, as Joint Bookrunner and Documentation Agent. Approximately $1.3 billion of the net proceeds of the New Credit Facility were applied to repay US Airways Group’s existing senior credit facility and certain other secured debt of US Airways with remaining net proceeds to be used for general corporate purposes.

The New Credit Facility consists of $1.0 billion of tranche B-1 term loans (“Tranche B-1”) and $600 million of tranche B-2 term loans (“Tranche B-2”). The New Credit Facility is prepayable at any time with a premium of 1% applicable to certain prepayments made prior to the date that is six months following the Term Loan Closing Date.

Borrowings under the New Credit Facility bear interest at an index rate plus an applicable index margin or, at US Airways’ option, LIBOR (subject to a floor) plus an applicable LIBOR margin for interest periods of one, two, three or six months. The applicable LIBOR margin is 3.25% with respect to the tranche B-1 term loans and 2.50% with respect to the tranche B-2 term loans, in each case, subject to a step down of 0.25% upon the consummation of the merger of US Airways Group with and into AMR Merger Sub, Inc. (“AMR Merger Sub”), as contemplated by that certain Agreement and Plan of Merger, dated as of February 13, 2013, as amended, by and among AMR Corporation (“AMR”), US Airways Group and AMR Merger Sub (the “Merger”).

Tranche B-1 matures six years following the Term Loan Closing Date and Tranche B-2 matures three and a half years following the Term Loan Closing Date, and in each case, is repayable in annual installments, to be paid on each anniversary of the closing date of the respective tranche, in an amount equal to 1% of the initial aggregate principal amount of the loans of such tranche with any unpaid balance due on the maturity date of the respective tranche.

The obligations of US Airways under the New Credit Facility are secured by liens on (a) certain route authorities to operate between Philadelphia and London, England, (b) certain take-off and landing rights at London’s Heathrow airport and LaGuardia and Ronald Reagan Washington National airports, (c) accounts receivable, (d) certain aircraft, (e) certain engines, (f) spare parts and ground service equipment, (g) certain flight simulators, (h) certain leasehold real estate assets and (i) cash and cash equivalents subject to control agreements to the extent described below. US Airways has the ability to add certain types of collateral and, subject to certain conditions described below, release certain types of collateral, in each case, at its discretion.

The New Credit Facility includes negative covenants that restrict the ability of US Airways Group and its subsidiaries party to the New Credit Facility to, among other things, incur liens on the collateral, issue preferred stock, pay dividends, make certain other payments or make certain investments, in each case, subject to certain exceptions. In addition, the New Credit Facility requires US Airways Group (and following the Merger, AMR or its successor) to (i) maintain consolidated unrestricted cash and cash equivalents (including unused commitments available under any revolving credit facilities) of not less than (x) prior to the Merger, $850 million and (y) following the Merger, $2 billion, with not less than $750 million (subject to partial reductions upon certain reductions in the outstanding principal amount of the loan) of cash and cash equivalents held in accounts subject to control agreements, and (ii) (A) maintain a minimum ratio of appraised value of collateral to outstanding obligations under the New Credit Facility of 1.5 to 1.0 and (B) maintain at least one category of “core collateral” as collateral under the New Credit Facility. If the borrower meets the minimum collateral coverage ratio and maintains at least one category of “core collateral”, it will have the ability to release any other collateral. If the borrower does not meet the minimum collateral coverage ratio, it will be required to either provide additional collateral to secure its obligations under the New Credit Facility with a value sufficient to satisfy such ratio or repay the loans under the New Credit Facility by an amount necessary to maintain compliance with the collateral coverage ratio.

Upon the consummation of the Merger, AMR (or its successor) and American Airlines, Inc. will be required to join the New Credit Facility as obligors. Following the joinder, certain dollar-limited exceptions to restrictive covenants and certain cross-default thresholds will automatically be increased.

The New Credit Facility contains events of default customary for similar financings. Upon the occurrence of an event of default, the outstanding obligations under the New Credit Facility may be accelerated and become due and payable immediately. In addition, if certain change of control events occur with respect to US Airways Group (other than the Merger), US Airways will be required to repay the loans outstanding under the New Credit Facility.

The foregoing description of the New Credit Facility is qualified in its entirety by reference to the New Credit Facility, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Loan Agreement, dated May 23, 2013, among US Airways, Inc., as Borrower, certain affiliates of US Airways, Inc. party to the agreement from time to time, Citicorp North America, Inc., as Administrative Agent, the lenders party to the agreement from time to time, Citigroup Global Markets Inc., as Joint Lead Arranger and Joint Bookrunner, Barclays Bank PLC, as Joint Lead Arranger, Joint Bookrunner and Syndication Agent, Morgan Stanley Senior Funding, Inc., as Joint Bookrunner and Documentation Agent and Goldman Sachs Bank USA, as Joint Bookrunner and Documentation Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, US Airways Group, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US AIRWAYS GROUP, INC.

Date: May 30, 2013	By:	/s/ Derek J. Kerr
Derek J. Kerr
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, US Airways, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US AIRWAYS, INC.

Date: May 30, 2013	By:	/s/ Derek J. Kerr
Derek J. Kerr
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Loan Agreement, dated May 23, 2013, among US Airways, Inc., as Borrower, certain affiliates of US Airways, Inc. party to the agreement from time to time, Citicorp North America, Inc., as Administrative Agent, the lenders party to the agreement from time to time, Citigroup Global Markets Inc., as Joint Lead Arranger and Joint Bookrunner, Barclays Bank PLC, as Joint Lead Arranger, Joint Bookrunner and Syndication Agent, Morgan Stanley Senior Funding, Inc., as Joint Bookrunner and Documentation Agent and Goldman Sachs Bank USA, as Joint Bookrunner and Documentation Agent.